UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected each of William T. Bosway, Roger A. Cregg, Joseph A. Cutillo, Julie A. Dill, Dana C. O'Brien, B. Andrew Rose, David S. Schulz, and Dwayne A. Wilson to serve as directors of the Company, each until the next annual meeting or the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2026.

Of the 30,680,734 shares of the Company’s common stock outstanding as of the record date, 26,932,290 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the eight director nominees.

Name	For	Against	Abstain	Broker Non-Votes

William T. Bosway	22,914,525	422,190	40,019	3,555,556

Roger A. Cregg	23,266,077	70,336	40,321	3,555,556

Joseph A. Cutillo	23,226,061	110,253	40,420	3,555,556

Julie A. Dill	23,276,589	60,381	39,764	3,555,556

Dana C. O'Brien	22,881,289	450,202	45,243	3,555,556

B. Andrew Rose	23,059,014	272,391	45,329	3,555,556

David S. Schulz	23,285,760	45,495	45,479	3,555,556

Dwayne A. Wilson	21,765,515	1,570,939	40,280	3,555,556

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

22,928,914	378,371	69,449	3,555,556

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain

26,409,641	500,771	21,878

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	May 7, 2026	By:	/s/ Nicholas Grindstaff
Nicholas Grindstaff
Chief Financial Officer